Exhibit 99.2

Netcapital Inc. Announces Pricing of Public Offering

BOSTON, MA – December 13, 2022 / Netcapital Inc. (Nasdaq: NCPL, NCPLW) ("Netcapital" or the "Company"), a digital private capital markets ecosystem, today announced the pricing of an underwritten public offering of 1,247,000 shares of its common stock at a public offering price of $1.40 per share, for gross proceeds of $1,745,800, before deducting underwriting discounts, commissions and offering expenses payable by the Company. All of the shares of common stock are being offered by the Company. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 187,000 shares of common stock at the public offering price less discounts and commissions, solely to cover over-allotments, if any. The offering is expected to close on December 16, 2022, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering primarily for general corporate purposes, capital expenditures, working capital and general and administrative expenses.

ThinkEquity is acting as sole book-running manager for the offering.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-267921), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 18, 2022 and declared effective on October 26, 2022, and preliminary prospectus supplement filed with the SEC on December 13, 2022. The offering will be made only by means of a written prospectus. A final prospectus supplement and accompanying base prospectus describing the terms of the offering will be filed with the SEC on its website at www.sec.gov. Copies of the final prospectus supplement and the accompanying base prospectus relating to the offering may also be obtained, when available, from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004, by telephone at (877) 436-3673 or by email at prospectus@think-equity.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online and provides private equity investment opportunities to investors. The Company gives all investors the opportunity to access investments in private companies. The Company’s model is disruptive to traditional private equity investing and is based on Title III, Reg CF of the JOBS Act. The Company generates fees from listing private companies on its portals. The Company's consulting group, Netcapital Advisors, provides marketing and strategic advice and takes equity positions in select companies with disruptive technologies. The Netcapital funding portal is registered with the SEC and is a member of the Financial Industry Regulatory Authority (FINRA), a registered national securities association.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For example, the Company is using forward-looking statements when it discusses the expected gross proceeds and the closing of the offering. Forward-looking statements contained in this press release may be identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions that are intended to identify forward-looking statements and include statements regarding the Company's intention to offer to sell shares of its common stock in an underwritten public offering and the intended use of the net proceeds of the offering. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the ability of the Company to consummate the offering, the duration and scope of the COVID-19 outbreak worldwide, including the impact to supply chains and state and local economies, and the risk factors described in the Company's Annual Report on Form 10-K for the year ended April 30, 2022, the Company's Quarterly Reports on Form 10-Q, the Company's Current Reports on Form 8-K and subsequent filings with the SEC. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

For Investor Relations Inquiries:

800-460-0815

ir@netcapital.com